UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2020

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Crawfords Corner Road, Suite 1405, Holmdel, NJ	07733
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNR	New York Stock Exchange
6.125% Series C Cumulative Redeemable Preferred Stock	MNR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 6, 2020, Monmouth Real Estate Investment Corporation (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with BMO Capital Markets Corp., B. Riley FBR, Inc., D.A. Davidson & Co., Janney Montgomery Scott LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC (each a “Distribution Agent” and together the “Distribution Agents”) under which the Company may offer and sell shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate sales price of up to $150,000,000.00 from time to time through the Distribution Agents. Sales of the shares of Common Stock under the Agreement, if any, will be in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the New York Stock Exchange (the “NYSE”) or on any other existing trading market for the Common Stock or to or through a market maker or any other method permitted by law, including, without limitation, negotiated transactions and block trades. The Distribution Agents are not required to sell any specific number or dollar amount of securities, but will use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Distribution Agents and us.

The Agreement contains customary representations and warranties of the Company and indemnification and contribution provisions under which the Company has agreed to indemnify the Distribution Agents against certain specified liabilities. The Company will pay the Distribution Agents a commission rate of up to 2.0% of the gross sales proceeds from the sale of shares of Common Stock sold under the Agreement.

The offering of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Agreement or (ii) the termination of the Agreement by the Company or the Distribution Agents in accordance with the terms of the Agreement.

The Common Stock offered pursuant to the Agreement is registered with the Securities and Exchange Commission pursuant to the Company’s registration statement on Form S-3 (File No. 333-226511), as same may be amended from time to time, under the Securities Act, and will be sold and issued pursuant to a prospectus supplement, dated February 6, 2020, to the prospectus dated August 2, 2018. The Common Stock is listed for trading on the NYSE under the symbol “MNR”.

The foregoing summary of the terms of the Agreement is only a brief description of certain terms therein and does not purport to be a complete description of the rights and obligations of the parties thereunder. A copy of the Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. In connection with the filing of the Sales Agreement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of its counsel Venable LLP.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1

Equity Distribution Agreement, dated February 6, 2020, between Monmouth Real Estate Investment Corporation and BMO Capital Markets Corp., B. Riley FBR, Inc., D.A. Davidson & Co., Janney Montgomery Scott LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monmouth Real Estate Investment Corporation

Dated: February 6, 2020	By:	/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial Officer, its principal financial officer and principal accounting officer

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